      MORGAN STANLEY INSTITUTIONAL FUND TRUST - LIMITED DURATION PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                                                   AMOUNT OF    % OF
                                     OFFERING        TOTAL          SHARES     OFFERING    % OF
    SECURITY      PURCHASE/  SIZE OF PRICE OF     AMOUNT OF        PURCHASED  PURCHASED FUNDS TOTAL                       PURCHASED
    PURCHASED    TRADE DATE OFFERING  SHARES       OFFERING         BY FUND    BY FUND    ASSETS        BROKERS             FROM
------------------------------------------------------------------------------------------------------------------------------------
Daimler Chrysler  11/15/07     --     $99.993 $28,997,920,700.00 8,250,000.00   2.84%      0.80%    Citi, Bear Stearns &   JPMorgan
Auto Trust 2007                                                                                       Co. Inc., Goldman,  Securities
   5.000% due                                                                                       Sachs & Co., Deutsche
    2/8/2012                                                                                           Bank Securities,
                                                                                                           JPMorgan,
                                                                                                        Morgan Stanley